UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

______________

PARAMOUNT GOLD MINING CORP.

(Exact name of registrant as specified in its charter)

______________

Delaware	0-51600	20-3690109
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

346 Waverly Street

Ottawa, Ontario Canada

K2P 0W5

(Address of Principal Executive Office) (Zip Code)

(613) 226-9881

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Certain statements included in this Form 8-K regarding Paramount Gold Mining Corp. ( the “Company”) that are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated operations of the Company. These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management, and words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of our current or proposed business activities. Accordingly, actual results may differ.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May9, 2007 the Company’s Board of Directors filled a vacancy on its board with the appointment of Michel Yvan Stinglhamber. Mr. Stinglhamber has significant experience in the Mexican mining industry. He currently represents Umicore Belgium in Mexico and as a director for Unimet SA de CV, a wholly owned subsidiary of Umicore Belgium which is active in the fields of precious metals exploration. Mr. Stinglhamber is also the Chairman of the Mining Group-Compania Minera Misiones SA de CV located in Mexico. He is also on the Board of Directors of Marina Costa Baja in Mexico.

Since 1991, Mr. Stinglhamber has been involved in a number of mining ventures in Mexico. He was the president of the Belgo Luxemburg Mexican Chamber of Commerce in 1987, and in 2002, was awarded the Belgian decoration of “Officer of the Crown”.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release Dated May 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Paramount Gold Mining Corp.

By:	/s/ CHRIS CRUPI
Christopher Crupi Chief Eecutive Officer

Date: May 9, 2007

3